Keurig Dr Pepper Reports Strong Third Quarter 2018 Results

Merger Integration Progressing Well, with Company on Track to Deliver Full Year 2018 Outlook
Company Repaid Approximately $550 Million of Debt Since Merger Close

BURLINGTON, MA and PLANO, TX (November 7, 2018) - Keurig Dr Pepper Inc. (NYSE: KDP) today reported financial results for the third quarter ended September 30, 2018. During the quarter, the company successfully completed the merger of Keurig Green Mountain and Dr Pepper Snapple Group (“the merger”), effective July 9, 2018.

GAAP performance in the third quarter primarily reflected the impact of the merger, with net sales advancing 140% versus year-ago to $2.7 billion and operating income increasing 45% to $344 million. Earnings per diluted share (“diluted EPS”) of $0.11 in the third quarter of 2018 also reflected the impact of the merger and compared to diluted EPS of $0.14 in the year-ago quarter.

On an Adjusted pro forma1 basis, net sales in the third quarter grew 2.9%, while Adjusted pro forma operating income increased 14.3%, or 240 basis points on a percentage of Adjusted pro forma net sales basis. Adjusted pro forma diluted EPS grew 43% to $0.30, compared to $0.21 in the year-ago period.

Commenting on the announcement, Keurig Dr Pepper CEO Bob Gamgort stated, “We’re off to a great start as a combined company. Our new organization is working well and delivered a strong quarter, with both top- and bottom-line growth and market share strength across our major categories. We also repaid approximately $550 million of debt since the merger close. We remain confident in our outlook for 2018 and the long-term value creation framework we shared at the time of the announcement of the merger.”

During the quarter, KDP completed the acquisition of Big Red, a strong regional CSD2. brand, and entered into a definitive agreement to acquire Core®, a rapidly-growing brand that participates in the premium enhanced water segment. The Company also added Forto®, a rapidly-growing brand of coffee energy shots, to its partner portfolio and expanded its distribution relationship with Peet’s®, a premium specialty coffee company, for the expansion of the Peet’s RTD Iced Espresso line. In late October, KDP entered into a long-term partnership with Danone Waters of America to sell, distribute and merchandise evian®, the leading global brand of premium natural spring water, across the U.S.

Third Quarter Consolidated Results
Net sales in the third quarter of 2018 more than doubled to $2.73 billion, compared to $1.14 billion in the year-ago quarter, primarily reflecting the impact of the merger. Adjusted pro forma net sales of $2.86 billion in the third quarter of 2018 grew 2.9%, driven by volume/mix growth of 3.6%, partially offset by unfavorable foreign currency translation of 0.5% and modestly lower net realized price of 0.2%.

Retail market performance, as measured by IRI, remained strong in the quarter. The Company’s CSD portfolio registered market share growth in both units and dollars, driven by strong performance of Dr Pepper and Canada Dry. Likewise, the coffee portfolio also performed well in the quarter, driven by single-serve pod category unit growth, combined with an increase in market share of pods manufactured by KDP.
Operating income increased 45% to $344 million, compared to $238 million in the year-ago period, primarily reflecting the impact of the merger, partially offset by the unfavorable year-over-year impact of items affecting comparability. Adjusted pro forma operating income advanced 14.3% to $697 million in the third quarter of 2018, compared to $610 million in the year-ago period. This performance primarily reflected the benefit of the net sales growth, strong productivity and lower marketing expense due to timing, despite inflation in input costs and logistics. On a percentage of Adjusted pro forma net sales basis, Adjusted operating income grew 240 basis points to 24.4% in the third quarter of 2018, compared to 22.0% in the year-ago period.

1 Adjusted pro forma metrics used in this release are non-GAAP financial measures and assume the merger occurred on December 31, 2016 and adjusts for other items affecting comparability. See reconciliation of GAAP results to Pro forma results and Adjusted pro forma results in the accompanying financial tables.
2 Refers to carbonated soft drinks.

Net income increased approximately 28% to $148 million, compared to $116 million in the year-ago period, largely reflecting the impact of the merger, partially offset by the unfavorable year-over-year impact of items affecting comparability. Adjusted pro forma net income advanced 39% to $414 million, compared to $297 million in the year-ago period, primarily reflecting the growth in Adjusted pro forma operating income and a significantly lower effective tax rate, due to the Tax Cuts and Jobs Act, as well as a cash distribution from BODYARMOR, in connection with KDP’s interest in it as a unitholder. Adjusted diluted EPS increased 43% to $0.30 per diluted share, compared to $0.21 per diluted share in the year-ago period.

Since the merger close, KDP repaid approximately $550 million of debt, due to strong operating profit results and effective working capital management.

Third Quarter Segment Results

Beverage Concentrates
Net sales for Beverage Concentrates in the third quarter of 2018 totaled $317 million. Adjusted pro forma net sales advanced 3.1% to $331 million, compared to $321 in the year-ago period, reflecting the benefits of increased volume/mix of 0.7% and higher net price realization of 2.7%, partially offset by unfavorable currency translation of 0.3%.

The Adjusted pro forma net sales growth in the quarter was fueled by higher net pricing across the portfolio, as well as shipment volume growth of 0.5%. The increase in net sales was driven by Dr Pepper and A&W, partially offset by Sunkist, while the increase in shipment volume was driven by Canada Dry, due to product innovation and continued growth in the ginger ale segment, as well as growth of Crush and Hawaiian Punch, partially offset by Dr Pepper and Sunkist.

Bottler case sales volume increased 0.8%, driven by growth in Canada Dry, partially offset by a decline in Sunkist. Dr Pepper case sales volume was even with year-ago in the quarter, with growth in regular offset by a decline in diet. Fountain foodservice volume increased 1.7% in the quarter, led by Dr Pepper and Hawaiian Punch.
Operating income for Beverage Concentrates in the third quarter of 2018 was $193 million. Adjusted pro forma operating income of $204 million was even with year-ago, primarily reflecting the benefit of the net sales growth offset by higher SG&A, largely due to increased performance-based compensation and inflation in input costs and logistics.

Packaged Beverages
Net sales for Packaged Beverages in the third quarter of 2018 totaled $1,238 million. Adjusted pro forma net sales advanced 4.9% to $1,336 million, compared to $1, 273 million in the year-ago period, reflecting higher volume/mix of 5.7%, partially offset by lower net price realization of 0.7% and unfavorable foreign currency translation of 0.1%.

The Adjusted pro forma net sales growth in the quarter was fueled by shipment volume growth of 4.5%, due to increases in contract manufacturing and growth in Canada Dry, BODYARMOR, Core and Bai, partially offset by lower shipment volume of 7UP and Dr Pepper.

Operating income for Packaged Beverages in the third quarter of 2018 totaled $61 million. Adjusted pro forma operating income declined 16% to $164 million, compared to $195 million in the year-ago period. This performance reflected the strong growth in Adjusted pro forma net sales and productivity, more than offset by inflation in input costs and logistics not yet fully covered by pricing actions taken during the quarter. Also impacting the performance was investment behind the Company’s front-line sales, delivery and merchandising workforce.

Latin America Beverages
Net sales for Latin America Beverages in the third quarter of 2018 totaled $124 million. Adjusted pro forma net sales increased 2.3% to $136 million, compared to $133 million in the year-ago period, reflecting higher net price realization of 8.7%, partially offset by lower volume/mix of 0.6% and unfavorable currency translation of 5.8%.
Operating income for Latin America Beverages in the third quarter of 2018 totaled $15 million. Adjusted pro forma operating income more than doubled in the third quarter of 2018 to $27 million, compared to $11 million in the year-ago period. This performance reflected the benefit of the Adjusted pro forma net sales growth and the favorable impact of comparison to the prior year write-off of prepaid resin inventory, partially offset by inflation in input costs and logistics.

Coffee Systems
Net sales for Coffee Systems were $1,053 million in the third quarter of 2018, compared to $1,140 million in the year-ago period which included an extra shipping week. Adjusted pro forma net sales grew 0.4% to $1,053 million in the third quarter of 2018, driven by volume/mix growth of 2.5%, almost entirely offset by lower net price realization of 1.7%, which continued to moderate significantly on a sequential quarterly basis, and unfavorable foreign currency translation of 0.4%.

The net sales growth in the third quarter was fueled by volume growth of approximately 3% for pods and 8% for brewers, as well as higher brewer pricing due to innovation, partially offset by the aforementioned strategic pod pricing investment, which continued to moderate, as expected.

During the third quarter of 2018, the Coffee Systems segment added Tim Horton’s®, an iconic coffee brand in Canada, and Panera®, a successful bakery-café brand, as new Keurig system partners. In addition, KDP launched its new coffeehouse brewers-namely the K-Café and the K-Latte-enabling consumers to make lattes and cappuccinos at home using any K-Cup pod. The Company also launched its updated K-Mini platform, with new features and a modern, sleek design. The new innovations, designed to drive household penetration of the Keurig system, are performing well in the market, with each of the new brewers receiving strong consumer reviews.

Operating income for Coffee Systems in the third quarter of 2018 advanced 16% to $334 million, compared to $288 million in the year-ago period. Adjusted pro forma operating income advanced 22% to $380 million, compared to $312 million in the year-ago period, primarily reflecting the net sales performance, strong productivity and lower marketing expense due to timing, despite inflation in input costs and logistics.

KDP Adjusted Pro forma Outlook
The Company’s outlook for Adjusted pro forma diluted EPS in 2018 remains unchanged in the range of $1.02 to $1.07, after the impact of preliminary Purchase Price Accounting adjustments currently estimated at $0.04 per diluted share.

In addition, KDP continues to expect merger synergies totaling $600 million over the 2019-2021 period, with $200 million in savings expected each year, as well as ongoing productivity across the business. The Company also continues to expect significant cash flow generation and rapid deleveraging, with a targeted leverage ratio below 3.0x in two to three years from the closing of the merger. Finally, KDP continues to expect to achieve average annualized growth of 15-17% in Adjusted pro forma diluted EPS from 2018 to 2021.

Investor Contacts:
Maria Sceppaguercio
Keurig Dr Pepper
T: 781-418-8136 / maria.sceppaguercio@keurig.com

Steve Alexander
Keurig Dr Pepper
T: 972-673-6769 / steve.alexander@dpsg.com

Media Contact:
Katie Gilroy
Keurig Dr Pepper
T: 781-418-3345 / katie.gilroy@keurig.com

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (KDP) is a leading coffee and beverage company in North America, with annual revenue in excess of $11 billion. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. The Company maintains an unrivaled distribution system that enables its portfolio of more than 125 owned, licensed and partner brands to be available nearly everywhere people shop and consume beverages. With a wide range of hot and cold beverages that meet virtually any consumer need, KDP key brands include Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott’s® and The Original Donut Shop®. The Company employs more than 25,000 employees and operates more than 120 offices, manufacturing plants, warehouses and distribution centers across North America. For more information, visit www.keurigdrpepper.com.

FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar words, phrases or expressions and variations or negatives of these words, although not all forward-looking statements contain these identifying words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the estimated or anticipated future results of the combined company following the combination of Keurig Green Mountain, Inc. (“KGM”) and Dr Pepper Snapple Group, Inc. (“DPSG” and such combination, the “transaction”), the anticipated benefits of the transaction, including estimated synergies and cost savings, and other statements that are not historical facts. These statements are based on the current expectations of our management and are not predictions of actual performance.

These forward-looking statements are subject to a number of risks and uncertainties regarding the combined company’s business and the combination and actual results may differ materially. These risks and uncertainties include, but are not limited to: (i) the impact the significant additional debt incurred in connection with the transaction may have on our ability to operate our combined business, (ii) risks relating to the integration of the KGM and DPS operations, products and employees into the combined company and assumption of certain potential liabilities of KGM and the possibility that the anticipated synergies and other benefits of the combination, including cost savings, will not be realized or will not be realized within the expected timeframe, and (iii) risks relating to the combined businesses and the industries in which our combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in the Company’s filings with the SEC, including our Current Report on Form 8-K filed with the SEC on July 9, 2018, and our subsequent filings with the SEC. While the lists of risk factors presented here and in our public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Any forward-looking statement made herein speaks only as of the date of this document. We are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable laws or regulations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On July 9, 2018 (the "Merger Date"), Maple Parent Holdings Corp. (“Maple”), a Delaware corporation and the parent entity of Keurig Green Mountain, Inc. (“Keurig”) completed its merger (the “Transaction”) with a wholly owned subsidiary of Dr Pepper Snapple Group Inc. (“DPS”), at which time Maple became a wholly owned subsidiary of DPS and DPS changed its name to "Keurig Dr Pepper Inc." (“KDP” or the “Company”).

The following unaudited pro forma condensed combined financial information (the “financial information”) is presented to illustrate the estimated effects of the Transaction as if it had been consummated on December 31, 2016. The unaudited pro forma condensed combined statements of income by quarter for 2017 and for the first two quarters of 2018 combines the historical financial statements of DPS and Maple after giving effect to the Transaction and reflects the assumptions, reclassifications and adjustments described in the accompanying notes to this financial information. Refer to the Summary of Reclassifications and Summary of Pro Forma Adjustments in the attached schedules for details of the reclassifications and adjustments applied to the historical financial statements of DPS and of Maple.

The financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized estimated fair values at the Merger Date for the preliminary allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed. During the measurement period, we will continue to obtain information to assist in determining the fair value of net tangible and intangible assets acquired and liabilities assumed, which may differ materially from these preliminary estimates. The historical consolidated financial statements have been adjusted in the accompanying financial information to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) are expected to have a continuing impact on the results of operations of the combined company.

The financial information has been prepared based upon currently available information and assumptions deemed appropriate by the Company's management. This financial information is not necessarily indicative of what our results of operations actually would have been had the Transaction been completed as of December 31, 2016. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the Transaction. The financial information should be read in conjunction with historical financial statements and accompanying notes filed with the Securities and Exchange Commission.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures including Adjusted pro forma net sales, Adjusted pro forma operating income, and Adjusted diluted EPS, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies. Non-GAAP financial measures typically exclude certain charges, [including one-time costs related to the Transaction and integration activities,] which are not expected to occur routinely in future periods. The Company uses non-GAAP financial measures internally to focus management on performance excluding these special charges to gauge our business operating performance, and to provide a meaningful comparison of the Company’s performance to periods prior to the Transaction. Management believes this information is helpful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, management believes that non-GAAP financial measures are frequently used by analysts and investors in their evaluation of companies, and its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the appendix to this presentation and included in the Company’s filings with the SEC.

See the attached schedules for the supplemental financial data and corresponding reconciliations of KDP Adjusted pro forma net sales, Adjusted pro forma operating income, and Adjusted diluted EPS.

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Third Quarter and First Nine Months of 2018 and 2017
(Unaudited)

	Third Quarter		First Nine Months
	September 30,		September 30,
(in millions, except per share data)	2018	2017	2018	2017
Net sales	$2,732	$1,140	$4,629	$3,056
Cost of sales	1,371	585	2,305	1,571
Gross profit	1,361	555	2,324	1,485
Selling, general and administrative expenses	1,025	318	1,636	852
Other operating income, net	(8)	(1)	(2)	—
Income from operations	344	238	690	633
Interest expense	172	28	221	76
Interest expense - related party	—	25	51	75
Loss on early extinguishment of debt	11	2	13	54
Other (income) expense, net	(33)	20	(28)	88
Income before provision for income taxes	194	163	433	340
Provision for income taxes	46	46	110	102
Net income	148	117	323	238
Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	—	1	3	3
Net income attributable to KDP	$148	$116	$320	$235
Earnings per common share:
Basic	$0.11	$0.15	$0.33	$0.30
Diluted	0.11	0.14	0.32	0.29
Weighted average common shares outstanding:
Basic	1,361.8	790.5	983.0	790.5
Diluted	1,373.6	790.5	994.1	790.5

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2018 and December 31, 2017
(Unaudited)

	September 30,	December 31,
(in millions, except share and per share data)	2018	2017
Assets
Current assets:
Cash and cash equivalents	$94	$90
Restricted cash and restricted cash equivalents	18	5
Trade accounts receivable, net	1,196	483
Inventories	720	384
Prepaid expenses and other current assets	357	94
Total current assets	2,385	1,056
Property, plant and equipment, net	2,345	790
Investments in unconsolidated subsidiaries	193	97
Goodwill	19,291	9,819
Other intangible assets, net	24,436	3,834
Other non-current assets	315	121
Deferred tax assets	93	27
Total assets	$49,058	$15,744
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,229	$1,580
Accrued expenses	1,231	201
Structured payables	432	—
Short-term borrowings and current portion of long-term obligations	1,765	219
Current portion of capital lease and financing obligations	25	6
Income taxes payable	11	3
Other current liabilities	274	9
Total current liabilities	5,967	2,018
Long-term obligations	14,275	3,064
Long-term obligations, related party	—	1,815
Capital lease and financing obligations, less current	305	97
Deferred tax liabilities	5,974	1,031
Other non-current liabilities	244	56
Total liabilities	26,765	8,081
Commitments and contingencies
Employee redeemable non-controlling interest and mezzanine equity awards	—	265
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,389,090,915 and 790,478,141 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	14	8
Additional paid-in capital	21,020	6,377
Retained earnings	1,122	914
Accumulated other comprehensive income	137	99
Total stockholders' equity	22,293	7,398
Total liabilities and stockholders' equity	$49,058	$15,744

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The First Nine Months of 2018 and 2017
(Unaudited)

	First Nine Months
(in millions)	2018	2017
Operating activities:
Net income	$323	$238
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	150	109
Amortization expense	144	85
Provision for sales returns	38	38
Deferred income taxes	(117)	16
Deferred compensation	21	36
Loss on early extinguishment of debt	13	55
Gain on step acquisition of unconsolidated subsidiaries	(6)	—
Unrealized gain or loss on foreign currency	7	11
Unrealized gain or loss on derivatives	(6)	35
Other, net	33	41
Changes in assets and liabilities, net of effects of acquisition:
Trade accounts receivable	48	(9)
Inventories	91	(39)
Income taxes receivable and payables, net	34	(84)
Other current and non current assets	(108)	(13)
Accounts payable and accrued expenses	391	796
Other current and non current liabilities	7	6
Net change in operating assets and liabilities	463	657
Net cash provided by operating activities	1,063	1,321
Investing activities:
Acquisitions of business	(19,124)	—
Cash acquired in acquisitions	150	—
Issuance of related party note receivable	(6)	(6)
Investments in unconsolidated subsidiaries	(23)	250
Proceeds from capital distributions from investments in unconsolidated subsidiaries	36	—
Purchases of property, plant and equipment	(104)	(45)
Other, net	1	2
Net cash (used in) provided by investing activities	(19,070)	201
Financing activities:
Proceeds from issuance of common stock private placement	9,000	—
Proceeds from unsecured credit facility	1,900	—
Proceeds from senior unsecured notes	8,000	—
Proceeds from term loan	2,700	1,200
Net Issuance of Commercial Paper	1,386	—
Proceeds from structured payables	432	—
Repayment of unsecured credit facility	(1,900)	—
Net repayment on line of credit	—	(200)
Repayment of term loan	(3,363)	(2,144)
Payments on capital leases	(20)	(14)
Deferred financing charges paid	(49)	(5)
Proceeds from stock options exercised	3	—
Cash contributions (distributions) from (to) redeemable NCI shareholders	19	(1)
Cash Dividends paid	(23)	(46)
Cross Currency Swap	—	(78)
Other, net	(1)	—
Net cash provided by (used in) financing activities	18,084	(1,288)
Cash, cash equivalents, restricted cash and restricted cash equivalents — net change from:
Operating, investing and financing activities	77	234
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(50)	18
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	95	97
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$122	$349

Unaudited Pro Forma Financial Information
On January 29, 2018, Dr Pepper Snapple Group, Inc. ("DPS") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among DPS, Maple Parent Holdings Corp. (“Maple”) and Salt Merger Sub, Inc. (“Merger Sub”), whereby Merger Sub will be merged with and into Maple, with Maple surviving the merger as a wholly-owned subsidiary of DPS (the “Transaction”). The Transaction was consummated on July 9, 2018 (the "Merger Date"), at which time DPS changed its name to "Keurig Dr Pepper Inc.".
Immediately prior to the consummation of the Transaction (the “Effective Time”), each share of common stock of Maple issued and outstanding was converted into the right to receive a number of fully paid and nonassessable shares of common stock of Merger Sub determined pursuant to an exchange ratio set forth in the Merger Agreement (the “Acquisition Shares”). As a result of the Transaction, the stockholders of Maple as of immediately prior to the Effective Time own approximately 87% of DPS common stock following the closing and the stockholders of DPS as of immediately prior to the Effective Time own approximately 13% on a fully diluted basis. Upon consummation of the Transaction, DPS declared a special cash dividend equal to $103.75 per share, subject to any withholding of taxes required by law, payable to holders of its common stock as of the record date for the special dividend.
The following unaudited pro forma condensed combined financial information (the “financial information”) is presented to illustrate the estimated effects of the Transaction. The unaudited pro forma condensed combined statements of income for the third quarter of 2018 are based on the actual third quarter financial statements of Keurig Dr Pepper Inc. with the inclusion of the 8 days of activity of DPS from July 1, 2018 through July 9, 2018, after giving effect to the Transaction and the assumptions, reclassifications and adjustments described in the accompanying notes to this financial information.The unaudited pro forma condensed combined statements of income are presented as if the Transaction had been consummated on December 31, 2016, and combines the historical results of DPS and Maple Parent. Refer to the Summary of Pro Forma Adjustments and Summary of Reclassifications below for details of the reclassifications and adjustments applied to the historical financial statements of DPS and of Maple.
The financial information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized estimated fair values at the Merger Date for the preliminary allocation of consideration to the net tangible and intangible assets acquired and liabilities assumed. During the measurement period, we will continue to obtain information to assist in determining the fair value of the net tangible and intangible assets acquired and liabilities assumed, which may differ materially from these preliminary estimates.The historical consolidated financial statements have been adjusted in the accompanying financial information to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) are expected to have a continuing impact on the results of operations of the combined company.
The financial information has been prepared based upon currently available information and assumptions deemed appropriate by the Company's management. This financial information is not necessarily indicative of what our results of operations actually would have been had the Transaction been completed as of December 31, 2016. In addition, the financial information is not indicative of future results or current financial conditions and does not reflect any anticipated synergies, operating efficiencies, cost savings or any integration costs that may result from the Transaction. The financial information should be read in conjunction with historical financial statements and accompanying notes filed with the Securities and Exchange Commission.

Summary of Pro Forma Adjustments
Pro forma adjustments included in the Pro Forma Condensed Combined Statements of Income are as follows:

a.
A decrease in Net sales to remove the historical deferred revenue associated with DPS' arrangements with PepsiCo, Inc. and The Coca-Cola Company, which were eliminated in the fair value adjustments for DPS as part of purchase price accounting.

b.
An increase in Net sales to remove the historical amortization of certain capitalized upfront customer incentive program payments. These were eliminated in the fair value adjustments for DPS as these upfront payments were revalued within the customer relationship intangible assets recorded in purchase price accounting.

c.	Adjustment to remove the impact of the step-up of inventory recorded in purchase price accounting.

d.
Adjustments to Selling, general and administrative ("SG&A") expenses due to changes in amortization as a result of the fair value adjustments for DPS' intangible assets with definite lives as part of purchase price accounting.

e.	Adjustments to SG&A expenses due to changes in depreciation as a result of the fair value adjustments for DPS' property, plant and equipment as part of purchase price accounting.

f.	A decrease to SG&A expenses for both DPS and Maple to remove non-recurring transaction costs as a result of the Transaction.

g.	Removal of the Interest expense - related party caption for Maple, as the related party debt was capitalized into Additional paid-in capital immediately prior to the Transaction.

h.
Adjustments to Interest expense to remove the historical amortization of deferred debt issuance costs, discounts and premiums and to record incremental amortization as a result of the fair value adjustments for DPS' senior unsecured notes as part of purchase price accounting.

i.	Adjustments to Interest expense to record incremental interest expense and amortization of deferred debt issuance costs for borrowings related to the Transaction.

j.
Removal of the Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards caption as the Maple non-controlling interest was eliminated to reflect the capital structure of the combined company.

k.	Adjustments to SG&A expenses to remove accelerated stock-based compensation expense as a result of the Transaction.

l.
As a result of the change in year-end for KGM, the Company has removed the 53rd week from its pro forma condensed combined statement of income as it would not be representative of the Company if the merger had occurred on December 31, 2016.

Summary of Reclassifications
Reclassifications included in the Pro Forma Condensed Combined Statements of Income for the third quarter and first nine months of 2017 are as follows:

a.	Foreign currency transaction gains and losses were reclassified from Cost of sales and SG&A expenses in the historical DPS Statements of Income to Other (income) expense, net.

b.	Gains and losses related to impairment and sales of fixed assets were reclassified from Cost of sales in the historical Maple Statements of Income to Other operating income, net.

c.	Transportation and warehousing expenses were reclassified from Transportation and warehousing expenses in the historical Maple Statements of Income to SG&A expenses.

d.	Transaction costs were reclassified from Transaction costs in the historical Maple Statements of Income to SG&A expenses.

e.	Restructuring expenses were reclassified from Restructuring expenses in the historical Maple Statements of Income to SG&A expenses.

f.	Depreciation and amortization expenses were reclassified from Depreciation and amortization in the historical DPS Statements of Income to SG&A expenses.

g.	Interest income was reclassified from Interest income in the historical DPS Statements of Income to Other (income) expense, net.

h.
Gains and losses on derivative instruments were reclassified from (Gain) loss on financial instruments, net in the historical Maple Statements of Income to either Cost of goods sold, Interest expense or Other (income) expense, net in order to match the income statement presentation to the underlying nature of the transaction.

Keurig Dr Pepper Inc.
Pro Forma Condensed Combined Statement of Income
For the Third Quarter of 2018
(Unaudited)

(in millions, except per share data)	Reported KDP(1)	DPS July 1 - July 8(2)	Reclassifications(3)	Pro Forma Adjustments(4)	Pro Forma Combined
Net sales	$2,732	$125	$—	$(1)	$2,856
Cost of sales	1,371	58	—	(127)	1,302
Gross profit	1,361	67	—	126	1,554
Selling, general and administrative expenses	1,025	237	2	(265)	999
Other operating income, net	(8)	—	(2)	—	(10)
Income from operations	344	(170)	—	391	565
Interest expense	172	4	—	2	178
Interest expense - related party	—	—	—	—	—
Loss on early extinguishment of debt	11	—	—	—	11
Other (income) expense, net	(33)	(1)	—	(3)	(37)
Income before provision for income taxes	194	(173)	—	392	413
Provision for income taxes	46	(55)	—	121	112
Net income	148	(118)	—	271	301
Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	—	—	—	—	—
Net income attributable to KDP	$148	$(118)	$—	$271	$301
Earnings per common share:
Basic	$0.11				$0.22
Diluted	0.11				0.21
Weighted average common shares outstanding:
Basic	1,361.8			27.2	1,389.0
Diluted	1,373.6			27.1	1,400.7

1.	Refer to the Statements of Income on page A-1.

2.	Refers to DPS' activity during the three months ended September 30, 2018 prior to the Merger Date.

3.	Refer to Summary of Reclassifications on page A-5.

4.	Refer to Summary of Pro Forma Adjustments on page A-5.

Keurig Dr Pepper Inc.
Pro Forma Condensed Combined Statement of Income
For the Third Quarter of 2017
(Unaudited)

(in millions, except per share data)	Historical DPS(1)	Historical KGM(2)	Reclassifications(3)	Pro Forma Adjustments(4)	Pro Forma Combined
Net sales	$1,740	$1,140	$—	$(104)	$2,776
Cost of sales	707	593	(7)	(49)	1,244
Gross profit	1,033	547	7	(55)	1,532
Selling, general and administrative expenses	640	244	100	(18)	966
Transportation and warehousing expenses	—	58	(58)	—	—
Transaction costs	—	—	—	—	—
Depreciation and amortization	26	—	(26)	—	—
Restructuring expenses	—	15	(15)	—	—
Other operating income, net	—	—	(1)	—	(1)
Income from operations	367	230	7	(37)	567
Interest expense	40	36	(15)	97	158
Interest expense - related party	—	25	—	(25)	—
Interest income	(1)	—	1	—	—
Loss on early extinguishment of debt	13	2	—	—	15
(Gain) loss on financial instruments, net	—	(9)	9	—	—
(Gain) loss on foreign currency, net	—	10	(10)	—	—
Other (income) expense, net	(2)	3	22	(2)	21
Income before provision for income taxes	317	163	—	(107)	373
Provision for income taxes	114	46	—	(40)	120
Income before equity in loss of unconsolidated subsidiaries	203	117	—	(67)	253
Equity in loss of unconsolidated subsidiaries, net of tax	—	—	—	—	—
Net income	203	117	—	(67)	253
Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	—	1	—	(1)	—
Net income attributable to KDP	$203	$116	$—	$(66)	$253
Earnings per common share:
Basic	$1.12				$0.18
Diluted	1.11				0.18
Weighted average common shares outstanding:
Basic	181.4			1,205.1	1,386.5
Diluted	182.1			1,204.4	1,386.5

1.	Refer to DPS' Form 10-Q as filed on October 25, 2017 for the three months ended September 30, 2017.

2.	Refer to Exhibit 99.4 to the Form 8-K/A as filed on August 8, 2018 for KGM's three months ended September 30, 2017.

3.	Refer to Summary of Reclassifications on page A-5.

4.	Refer to Summary of Pro Forma Adjustments on page A-5.

Keurig Dr Pepper Inc.
Pro Forma Condensed Combined Statement of Income
For the First Nine Months of 2018
(Unaudited)

(in millions, except per share data)	Reported KDP(1)	DPS Jan 1 - July 8(2)	Pro Forma Adjustments(3)	Pro Forma Combined
Net sales	$4,629	$3,605	$(27)	$8,207
Cost of sales	2,305	1,529	(140)	3,694
Gross profit	2,324	2,076	113	4,513
Selling, general and administrative expenses	1,636	1,639	(375)	2,900
Other operating income, net	(2)	(14)	—	(16)
Income from operations	690	451	488	1,629
Interest expense	221	88	184	493
Interest expense - related party	51	—	(51)	—
Loss on early extinguishment of debt	13	—	—	13
Other (income) expense, net	(28)	5	(18)	(41)
Income before provision for income taxes	433	358	373	1,164
Provision for income taxes	110	82	117	309
Net income	323	276	256	855
Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	3	—	(3)	—
Net income attributable to KDP	$320	$276	$259	$855
Earnings per common share:
Basic	$0.33			$0.62
Diluted	0.32			0.61
Weighted average common shares outstanding:
Basic	983.0		406.0	1,389.0
Diluted	994.1		405.9	1,400.0

1.	Refer to the Statements of Income on page A-1.

2.	Refers to DPS' activity during the nine months ended September 30, 2018 prior to the Merger Date.

3.	Refer to Summary of Pro Forma Adjustments on page A-5.

Keurig Dr Pepper Inc.
Pro Forma Condensed Combined Statement of Income
For the First Nine Months of 2017
(Unaudited)

(in millions, except per share data)	Historical DPS(1)	Historical KGM(2)	Reclassifications(3)	Pro Forma Adjustments(4)	Pro Forma Combined
Net sales	$5,047	$3,056	$—	$(128)	$7,975
Cost of sales	2,032	1,569	—	(54)	3,547
Gross profit	3,015	1,487	—	(74)	4,428
Selling, general and administrative expenses	1,945	633	295	(14)	2,859
Transportation and warehousing expenses	—	174	(174)	—	—
Transaction costs	—	—	—	—	—
Depreciation and amortization	76	—	(76)	—	—
Restructuring expenses	—	45	(45)	—	—
Other operating income, net	(31)	—	—	—	(31)
Income from operations	1,025	635	—	(60)	1,600
Interest expense	124	127	(55)	263	459
Interest expense - related party	—	75	—	(75)	—
Interest income	(3)	—	3	—	—
Loss on early extinguishment of debt	62	54	—	—	116
(Gain) loss on financial instruments, net	—	18	(18)	—	—
(Gain) loss on foreign currency, net	—	21	(21)	—	—
Other (income) expense, net	(6)	—	92	(4)	82
Income before provision for income taxes	848	340	(1)	(244)	943
Provision for income taxes	279	102	—	(91)	290
Income before equity in loss of unconsolidated subsidiaries	569	238	(1)	(153)	653
Equity in loss of unconsolidated subsidiaries, net of tax	1	—	(1)	—	—
Net income	568	238	—	(153)	653
Net income attributable to employee redeemable non-controlling interest and mezzanine equity awards	—	3	—	(3)	—
Net income attributable to KDP	$568	$235	$—	$(150)	$653
Earnings per common share:
Basic	$3.11				$0.47
Diluted	3.09				0.47
Weighted average common shares outstanding:
Basic	182.7			1,203.8	1,386.5
Diluted	183.5			1,203.0	1,386.5

1.	Refer to DPS' Form 10-Q as filed on October 25, 2017 for the nine months ended September 30, 2017.

2.	Refer to Exhibit 99.4 to the Form 8-K/A as filed on August 8, 2018 for KGM's nine months ended September 30, 2017.

3.	Refer to Summary of Reclassifications on page A-5.

4.	Refer to Summary of Pro Forma Adjustments on page A-5.

KEURIG DR PEPPER INC.
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(Unaudited)

(in millions)	Reported KDP	DPS July 1 - July 8(1)	Reclassifications(2)	Pro Forma Adjustments(3)	Pro Forma Combined
For the Third Quarter of 2018
Net Sales
Beverage Concentrates	$317	$15	$—	$(1)	$331
Packaged Beverages	1,238	98	—	—	1,336
Latin America Beverages	124	12	—	—	136
Coffee Systems	1,053	—	—	—	1,053

Income from Operations
Beverage Concentrates	$193	$(5)	$—	$16	$204
Packaged Beverages	61	2	—	99	162
Latin America Beverages	15	2	—	10	27
Coffee Systems	334	—	—	—	334
Unallocated Corporate	(259)	(169)	—	266	(162)

	Historical KGM(4)	Historical DPS(5)	Reclassifications(2)	Pro Forma Adjustments(3)	Pro Forma Combined
For the Third Quarter of 2017
Net Sales
Beverage Concentrates	$—	$334	$—	$(13)	$321
Packaged Beverages	—	1,273	—	—	1,273
Latin America Beverages	—	133	—	—	133
Coffee Systems	1,140	—	—	(91)	1,049

Income from Operations
Beverage Concentrates	$—	$217	$—	$(13)	$204
Packaged Beverages	—	191	(1)	2	192
Latin America Beverages	—	11	—	—	11
Coffee Systems	288	—	1	(28)	261
Unallocated Corporate	(58)	(52)	7	2	(101)

1.	Refers to DPS' activity during the three months ended September 30, 2018 prior to the Merger Date.

2.	Refer to Summary of Reclassifications on page A-5.

3.	Refer to Summary of Pro Forma Adjustments on page A-5.

4.
Agrees to historical GAAP financial statements for KGM's three months ended September 30, 2017 (as filed in Exhibit 99.4 to the Form 8-K/A on August 8, 2018). The presentation differs from the prior year KDP reported results within the Form 10-Q as a result of the application of the reclassifications shown above.

5.	Agrees to DPS' Form 10-Q as filed on October 25, 2017 for the three months ended September 30, 2017. These numbers have been adjusted for the allocation of other operating income, net.

KEURIG DR PEPPER INC.
RECONCILIATION OF PRO FORMA SEGMENT INFORMATION
(Unaudited)

(in millions)	Reported KDP	DPS Jan 1 - July 8(1)	Reclassifications(2)	Pro Forma Adjustments(3)	Pro Forma Combined
For the First Nine Months of 2018
Net Sales
Beverage Concentrates	$317	$689	$—	$(27)	$979
Packaged Beverages	1,238	2,654	—	—	3,892
Latin America Beverages	124	262	—	—	386
Coffee Systems	2,950	—	—	—	2,950

Income from Operations
Beverage Concentrates	$193	$438	$—	$(15)	$616
Packaged Beverages	61	297	—	123	481
Latin America Beverages	15	40	—	10	65
Coffee Systems	865	—	—	—	865
Unallocated Corporate	(444)	(324)	—	370	(398)

	Historical KGM(4)	Historical DPS(5)	Reclassifications(2)	Pro Forma Adjustments(3)	Pro Forma Combined
For the First Nine Months of 2017
Net Sales
Beverage Concentrates	$—	$984	$—	$(37)	$947
Packaged Beverages	—	3,693	—	—	3,693
Latin America Beverages	—	370	—	—	370
Coffee Systems	3,056	—	—	(91)	2,965

Income from Operations
Beverage Concentrates	$—	$640	$—	$(37)	$603
Packaged Beverages	—	559	—	4	563
Latin America Beverages	—	46	3	—	49
Coffee Systems	786	—	(6)	(28)	752
Unallocated Corporate	(151)	(220)	3	2	(366)

1.	Refers to DPS' activity during the nine months ended September 30, 2018 prior to the Merger Date.

2.	Refer to Summary of Reclassifications on page A-5.

3.	Refer to Summary of Pro Forma Adjustments on page A-5.

4.
Agrees to historical GAAP financial statements for KGM's nine months ended September 30, 2017 (as filed in Exhibit 99.4 to the Form 8-K/A on August 8, 2018). The presentation differs from the prior year KDP reported results within the Form 10-Q as a result of the application of the reclassifications shown above.

5.	Agrees to DPS' Form 10-Q as filed on October 25, 2017 for the nine months ended September 30, 2017. These numbers have been adjusted for the allocation of other operating income, net.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN PRO FORMA AND NON-GAAP PRO FORMA INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPSG Merger and Keurig Acquisition; (iv) stock compensation expense attributable to the matching awards made to employees who made an initial investment in the Keurig Green Mountain, Inc. Executive Ownership Plan; and (v) other certain items that are excluded for comparison purposes to prior year periods.
For the three and nine months ended September 30, 2018, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to the DPSG Merger and the Keurig Acquisition; (ii) productivity expenses; and (iii) the loss on early extinguishment of debt related to the redemption of debt.
For the three and nine months ended September 30, 2017, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to the DPSG Merger and the Keurig Acquisition; (ii) productivity expenses; (iii) provisions for legal settlements; and (iv) the loss on early extinguishment of debt related to the redemption of debt.
Reconciliations for these items are provided in the tables below.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN PRO FORMA ITEMS TO CERTAIN NON-GAAP ADJUSTED PRO FORMA ITEMS
(Unaudited, in millions, except per share data)

	For the Third Quarter of 2018
	Pro Forma	Mark to Market	Amortization of Intangibles	Amortization of Deferred Financing Costs	Stock Compensation	Restructuring and Integration Expenses	Productivity	Transaction Costs	Loss on Early Payment of Debt	Provision for Settlements	Tax Reform	Total Adjustments	Adjusted Pro Forma
Net sales	$2,856	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$2,856
Cost of sales	1,302	(27)	—	—	—	—	(5)	—	—	—	—	(32)	1,270
Gross profit	1,554	27	—	—	—	—	5	—	—	—	—	32	1,586
Gross margin	54.4%	0.9%	—%	—%	—%	—%	0.2%	—%	—%	—%	—%	1.1%	55.5%
Selling, general and administrative expenses	$999	$1	$(30)	$—	$(4)	$(47)	$(7)	$(2)	$—	$(11)	$—	$(100)	$899
Other operating income, net	(10)	—	—	—	—	—	—	—	—	—	—	—	(10)
Income from operations	565	26	30	—	4	47	12	2	—	11	—	132	697
Operating margin	19.8%	0.9%	1.1%	—%	0.1%	1.6%	0.4%	0.1%	—%	0.4%	—%	4.6%	24.4%
Interest expense	$178	$(7)	$—	$(4)	$—	$—	$2	$(1)	$—	$—	$—	$(10)	$168
Loss on early extinguishment of debt	11	—	—	—	—	—	—	—	(11)	—	—	(11)	—
Other income, net	(37)	(2)	—	—	—	—	—	—	—	—	—	(2)	(39)
Income before provision for income taxes	413	35	30	4	4	47	10	3	11	11	—	155	568
Provision for income taxes	112	8	8	1	1	17	3	1	3	3	(3)	42	154
Effective tax rate	27.1%	(0.3)%	—%	—%	—%	0.9%	0.1%	—%	—%	—%	(0.7)%	—%	27.1%
Net income	$301	$27	$22	$3	$3	$30	$7	$2	$8	$8	$3	$113	$414

	Pro Forma EPS												Adjusted Pro Forma EPS
Diluted earnings per common share	$0.21	$0.02	$0.02	$—	$—	$0.02	$0.01	$—	$0.01	$0.01	$—	$0.09	$0.30
Shares	1,400.7												1,400.7

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN PRO FORMA ITEMS TO CERTAIN NON-GAAP ADJUSTED PRO FORMA ITEMS
(Unaudited, in millions, except per share data)

	For the Third Quarter of 2017
	Pro Forma	Mark to Market	Amortization of Intangibles	Amortization of Deferred Financing Costs	Stock Compensation	Transaction Costs	Restructuring & Integration Expenses	Productivity	Loss on Early Payment of Debt	Provision for Settlements	Total Adjustments	Adjusted Pro Forma
Net sales	$2,776	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$2,776
Cost of sales	1,244	15	—	—	—	—	—	(2)	—	—	13	1,257
Gross profit	1,532	(15)	—	—	—	—	—	2	—	—	(13)	1,519
Gross margin	55.2%	(0.6)%	—%	—%	—%	—%	—%	0.1%	—%	—%	(0.5)%	54.7%
Selling, general and administrative expenses	$966	$10	$(26)	$—	$(9)	$(1)	$(15)	$(14)	$—	$(1)	$(56)	$910
Other operating income, net	(1)	—	—	—	—	—	—	—	—	—	—	(1)
Income from operations	567	(25)	26	—	9	1	15	16	—	1	43	610
Operating margin	20.4%	(0.8)%	0.9%	—%	0.3%	0.1%	0.5%	0.6%	—%	—%	1.60%	22.0%
Interest expense	$158	$8	$—	$(6)	$—	$—	$—	$—	$—	$—	$2	$160
Loss on early extinguishment of debt	15	—	—	—	—	—	—	—	(15)	—	(15)	—
Other income, net	21	(6)	—	—	—	—	—	—	—	—	(6)	15
Income before provision for income taxes	373	(27)	26	6	9	1	15	16	15	1	62	435
Provision for income taxes	120	(11)	9	1	2	—	6	6	5	—	18	138
Effective tax rate	32.2%	(0.7)%	0.2%	(0.3)%	(0.2)%	(0.1)%	0.3%	0.2%	0.1%	—%	(0.5)%	31.7%
Net income	$253	$(16)	$17	$5	$7	$1	$9	$10	$10	$1	$44	$297

	Pro Forma EPS											Adjusted Pro Forma EPS
Diluted earnings per common share	$0.18	$(0.01)	$0.01	$—	$0.01	$—	$—	$0.01	$0.01	$—	$0.03	$0.21
Shares	1,386.5											1,386.5

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN PRO FORMA ITEMS TO CERTAIN NON-GAAP ADJUSTED PRO FORMA ITEMS
(Unaudited, in millions, except per share data)

	For the First Nine Months of 2018
			Amortization of
	Pro Forma	Mark to Market	Intangibles	Deferred Financing Costs	Stock Compensation	Restructuring and Integration Expenses	Productivity	Transaction Costs	Loss on Early Payment of Debt	Provision for Settlements	Tax Reform	Total Adjustments	Adjusted Pro Forma
Net sales	$8,207	$—	$—	$—	$—	$—	$—	$—	$—	$4	$—	$4	$8,211
Cost of sales	3,694	(43)	—	—	—	—	(11)	—	—	—	—	(54)	3,640
Gross profit	4,513	43	—	—	—	—	11	—	—	4	—	58	4,571
Gross margin	55.0%	0.5%	—%	—%	—%	—%	0.1%	—%	—%	0.1%	—%	0.7%	55.7%
Selling, general and administrative expenses	$2,900	$10	$(89)	$—	$(16)	$(86)	$(12)	$(2)	$—	$(11)	$—	$(206)	$2,694
Other operating income, net	(16)	—	—	—	—	—	(4)	—	—	—	—	(4)	(20)
Income from operations	1,629	33	89	—	16	86	27	2	—	15	—	268	1,897
Operating margin	19.8%	0.4%	1.1%	—%	0.2%	1.1%	0.4%	—%	—%	0.2%	—%	3.3%	23.1%
Interest expense	$493	$30	$—	$(5)	$—	$—	$—	$(1)	$—	$—	$—	$24	$517
Loss on early extinguishment of debt	13	—	—	—	—	—	—	—	(13)	—	—	(13)	—
Other income, net	(41)	4	—	—	—	—	—	—	—	—	—	4	(37)
Income before provision for income taxes	1,164	(1)	89	5	16	86	27	3	13	15	—	253	1,417
Provision for income taxes	309	(1)	23	1	3	23	8	1	3	4	4	69	378
Effective tax rate	26.5%	(0.1)%	—%	—%	(0.1)%	—%	—%	—%	—%	—%	0.4%	0.2%	26.7%
Net income	$855	$—	$66	$4	$13	$63	$19	$2	$10	$11	$(4)	$184	$1,039

	Pro Forma EPS												Adjusted Pro Forma EPS
Diluted earnings per common share	$0.61	$—	$0.05	$—	$0.01	$0.05	$0.01	$—	$—	$0.01	$—	$0.13	$0.74
Shares	1,400.0												1,400.0

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN PRO FORMA ITEMS TO CERTAIN NON-GAAP ADJUSTED PRO FORMA ITEMS
(Unaudited, in millions, except per share data)

	For the First Nine Months of 2017
	Pro Forma	Mark to Market	Amortization of Intangibles	Amortization of Deferred Financing Costs	Stock Compensation	Transaction costs	Restructuring & Integration Expenses	Productivity	Loss on Early Payment of Debt	Provision for Settlements	Total Adjustments	Adjusted Pro Forma
Net sales	$7,975	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$7,975
Cost of sales	3,547	23	—	—	—	—	—	(9)	—	—	14	3,561
Gross profit	4,428	(23)	—	—	—	—	—	9	—	—	(14)	4,414
Gross margin	55.5%	(0.3)%	—%	—%	—%	—%	—%	0.1%	—%	—%	(0.2)%	55.3%
Selling, general and administrative expenses	$2,859	$(10)	$(80)	$—	$(21)	$(23)	$(45)	$(52)	$—	$(1)	$(232)	$2,627
Income from operations	1,600	(13)	80	—	21	23	45	61	—	1	218	1,818
Operating margin	20.1%	(0.2)%	1.0%	—%	0.3%	0.3%	0.6%	0.7%	—%	—%	2.7%	22.8%
Interest expense	$459	$54	$—	$(19)	$—	$—	$—	$—	$—	$—	$35	$494
Loss on early extinguishment of debt	116	—	—	—	—	—	—	—	(116)	—	(116)	—
Other (income) expense, net	82	(8)	—	—	—	—	—	—	—	—	(8)	74
Income before provision for income taxes	943	(59)	80	19	21	23	45	61	116	1	307	1,250
Provision for income taxes	290	(23)	29	7	7	8	17	22	41	—	108	398
Effective tax rate	30.8%	(0.6)%	0.4%	0.1%	—%	0.1%	0.3%	0.3%	0.5%	(0.1)%	1.0%	31.8%
Net income	$653	$(36)	$51	$12	$14	$15	$28	$39	$75	$1	$199	$852

	Pro Forma EPS											Adjusted Pro Forma EPS
Diluted earnings per common share	$0.47	$(0.03)	$0.04	$0.01	$0.01	$0.01	$0.02	$0.03	$0.05	$—	$0.14	$0.61
Shares	1,386.5											1,386.5

KEURIG DR PEPPER INC.
RECONCILIATION OF PRO FORMA SEGMENT ITEMS TO
CERTAIN NON-GAAP ADJUSTED PRO FORMA SEGMENT ITEMS
(Unaudited)

(in millions)	Pro Forma	Items Affecting Comparability	Adjusted Pro Forma
For the Third Quarter of 2018
Net Sales
Beverage Concentrates	$331	$—	$331
Packaged Beverages	1,336	—	1,336
Latin America Beverages	136	—	136
Coffee Systems	1,053	—	1,053

Income from Operations
Beverage Concentrates	$204	$—	$204
Packaged Beverages	162	2	164
Latin America Beverages	27	—	27
Coffee Systems	334	46	380
Unallocated Corporate	(162)	84	(78)

For the Third Quarter of 2017
Net Sales
Beverage Concentrates	$321	$—	$321
Packaged Beverages	1,273	—	1,273
Latin America Beverages	133	—	133
Coffee Systems	1,049	—	1,049

Income from Operations
Beverage Concentrates	$204	$—	$204
Packaged Beverages	192	3	195
Latin America Beverages	11	—	11
Coffee Systems	261	51	312
Unallocated Corporate	(101)	(11)	(112)

KEURIG DR PEPPER INC.
RECONCILIATION OF PRO FORMA SEGMENT ITEMS TO
CERTAIN NON-GAAP ADJUSTED PRO FORMA SEGMENT ITEMS
(Unaudited)

(in millions)	Pro Forma	Items Affecting Comparability	Adjusted Pro Forma
For the First Nine Months of 2018
Net Sales
Beverage Concentrates	$979	$—	$979
Packaged Beverages	3,892	—	3,892
Latin America Beverages	386	—	386
Coffee Systems	2,950	4	2,954

Income from Operations
Beverage Concentrates	$616	$—	$616
Packaged Beverages	481	—	481
Latin America Beverages	65	—	65
Coffee Systems	865	130	995
Unallocated Corporate	(398)	138	(260)

For the First Nine Months of 2017
Net Sales
Beverage Concentrates	$947	$—	$947
Packaged Beverages	3,693	—	3,693
Latin America Beverages	370	—	370
Coffee Systems	2,965	—	2,965

Income from Operations
Beverage Concentrates	$603	$—	$603
Packaged Beverages	563	11	574
Latin America Beverages	49	—	49
Coffee Systems	752	161	913
Unallocated Corporate	(366)	47	(319)